Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of WisdomTree Bitcoin Fund (the “Company”) on Form 10-Q for the period ended June 30, 2026 as filed with the Securities and Exchange Commission (the “SEC”) on the date hereof (the “Report”), I, David Castano, Chief Financial Officer of WisdomTree Digital Commodity Services, LLC, Sponsor of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being furnished and not filed, and shall not be incorporated into any documents for any purpose, under the Securities Exchange Act of 1934, as amended. A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

By:	/s/ David Castano
David Castano*

Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

* The registrant is a trust and David Castano is signing in his capacity as Principal Financial Officer of WisdomTree Digital Commodity Services, LLC, Sponsor of the WisdomTree Bitcoin Fund

Dated: August 12, 2026